Exhibit T3A

RESTATED CERTIFICATE OF INCORPORATION

OF

KINNEY DRUGS, INC.

Under Section 807 of the Business Corporation Law

The undersigned, being the President and Secretary, respectively, of KINNEY DRUGS, INC., do hereby certify and set forth as follows:

1.           The name of the Corporation is KINNEY DRUGS, INC.  The Corporation was formed under the name MILLER DRUG COMPANY, INC.

2.           The Certificate of Incorporation of KINNEY DRUGS, INC. was filed by the Department of State on April 1, 1920.

3.           This Restated Certificate of Incorporation was authorized by the affirmative vote of the majority of the Board of Directors of the Corporation.

4.           The text of the Certificate of Incorporation of the Corporation, as heretofore amended, is hereby restated without amendment or change herein to read as follows:

FIRST:  The name of the Corporation is KINNEY DRUGS, INC.

SECOND:  The purposes for which this Corporation is to be formed are:

(a)           To manufacture or otherwise produce, purchase, compound, prepare and sell all the kinds of drugs, chemicals, oils, medicines; physicians’, surgeons’ and hospital supplies, equipment and instruments; crutches, artificial limbs, splints, rubber goods, and all supplies, appliances and conveniences required by invalids and the sick; paints and the ingredients thereof; dyes, colors, soaps, cosmetics, perfumes, toilet supplies, books, magazines, stationery and stationery supplies, novelties; tobacco in all forms; ices, ice cream confectionery and soft drinks; to fill prescriptions; to maintain the news stands, soda fountains and lunch counters; and in general to purchase, prepare and sell, and to merchandise, perform and do everything pertaining to the drug store business, both retail and wholesale.

(b)           To acquire by purchase, lease, gift, assignment, exchange or otherwise, real estate, both improved and unimproved, and personal property, and any interest, right or estate therein.

(c)           To acquire in any manner, subscribe for, purchase and invest in, hold, own, assign, transfer, sell or otherwise deal in or with shares of the capital stock, and bonds, mortgages, obligations, contracts and evidences of indebtedness (except bills of exchange) of any corporation, association, firm or individual, of the State of New York or elsewhere; to issue in exchange therefor shares of the capital stock, bonds or other obligations of the corporation; to possess and exercise in respect thereof all the rights, powers and privileges of individual owners or holders thereof, including the right to vote upon any thereof, in such manner as may be provided by the By-Laws, or, in the absence of any such provision, pursuant to authorization by the Board of Directors, which authorization may be general or confined to one or more specific instances; insofar as a corporation of this character may lawfully do, to guarantee the payment of dividends upon shares of stock and the principal of any interest on bonds, mortgages, debentures, notes and other obligations, contracts and evidences of indebtedness, and to aid in any other manner any corporation whose stock, bonds or other obligations are held by the corporation or in which the corporation is anywise interested; and to do anything for the preservation, protection, improvement or enhancement of the value of any such stock, bonds, debentures, notes or other obligations and to do anything designed for any such purpose.

(d)           To purchase, hold, sell, transfer, reissue or cancel the shares of its own capital stock or any securities or other obligations of the corporation in the manner and to the extent now or hereafter permitted to corporations organized under the laws of the State of New York; provided, however, that the corporation shall not use its funds or other assets for the purchase of its own shares of stock when such use would cause any impairment of the capital of the corporation; and provided further that shares of its own capital stock belonging to the corporation shall not be voted upon directly or indirectly.

(e)           To improve, manage, develop, sell, assign, transfer, lease, mortgage, pledge or otherwise dispose of or deal with all or any part of the property of the corporation, and from time to time to vary any investment or employment of the funds of the corporation.

(f)           To apply for, obtain or otherwise acquire, own, use, sell, assign or otherwise dispose of trademarks and names, letters, patents, licenses, copyrights, inventions, processes and similar property.

(g)           To acquire the goodwill, rights, property and franchises, and to take over as a going concern the whole or any part of the assets and liabilities of any person, firm, association or corporation engaged in the same or similar business, and to hold or in any manner dispose of the whole or any part of the property so acquired; to merger, or consolidate with any corporation in such manner as may be permitted by law; and to continue and conduct the whole or any part of any business acquired, insofar as a corporation of this character may lawfully do so, with the right to exercise all powers necessary or convenient in and about the conduct and management of such business.

(h)           To pay all or any part of the expenses of and in connection with the incorporation, promotion and establishment of other companies, either domestic or foreign; to obtain subscriptions of the capital stock thereof; and to enter into any contract or contracts respecting the same.

(i)           To issue stocks, bonds or other securities to any director or officer of the company, or any other person, as the consideration for any property which may be acquired by or any service or work which may be, or has been rendered to or done for the benefit of the corporation.

(j)           To borrow money; to issue bonds, debentures, notes or other obligations of the corporation from time to time, without limit as to amount, for moneys borrowed or in payment for property purchased or acquired, or to effect any purposes of the corporation; to secure the same by mortgage, deed of trust, pledge or other lien or charge upon or of any and all of the property, rights, privileges and franchises of the corporation then owned or to be acquired, so far as permitted by law; and to sell, pledge, hypothecate or otherwise dispose of any or all such bonds, debentures, notes and obligations in such manner, and upon such terms and at such prices as the Board of Directors shall determine, and when and so far as necessary for the business of the corporation; to lend money with or without collateral security, in such manner and upon such terms as the Board of Directors shall deem advisable.

(k)           To have one or more officers, and to conduct its business in all or any of its branches in this State or any other state or country.

(l)           To conduct a general merchandising and trading business and for the accomplishment thereof to buy or otherwise acquire, hold, sell or otherwise dispose of, deal and trade in, as principal agent or broker, goods, wares, merchandise and personal property of every kind and description, except bills of exchange, at wholesale or retail and on commission or otherwise.

(m)           To do all and everything necessary or suitable and proper for the accomplishment of any of the purposes or the furtherance of any of the powers hereinbefore set forth, either alone or in association with other corporations, firms or individuals, and to do every act or acts, thing or things, incidental or pertinent to or growing out of or connected with the aforesaid purposes, business or powers, or any part or parts thereof, provided the same be not inconsistent with the laws of the State of New York.

The purposes and powers specified in the foregoing clauses of this Article SECOND shall, except as otherwise expressly provided, in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of this Certificate, but the purposes and powers specified in each of the clauses of this Article SECOND shall be construed as independent purposes and powers, and the foregoing enumeration of specific powers shall not be held, and is not intended, to limit or restrict in any manner the powers of the corporation, but is in furtherance of and in addition to the general powers conferred upon corporations organized under the Business Corporation Law of the State of New York.

THIRD:  The aggregate number of shares of which the Corporation shall have authority to issue is 3,005,000, of which 3,000,000 shares of the par value of Two Dollars and Fifty Cents ($2.50) per share shall be designated “Class A common shares” and 5,000 shares to the par value of Twenty-Five and No/100 Dollars ($25.00) per share shall be designated “Class B common shares.”

FOURTH:  The relative rights, privileges and limitations of the Class A common shares and the Class B common shares shall be in all respects identical, share for share, except that the voting power for the election of Directors and for all other purposes shall be vested exclusively in the holders of the Class A common shares, and except as otherwise required by law, the holders of the Class B common shares shall not have any voting power or be entitled to receive any notice of meetings of shareholders.  Both Class A and Class B common shares shall be subject to the provisions of Article Seventh which eliminate pre-emptive rights.  Distributions of either Class A or Class B common shares may, in the discretion of the Board of Directors, be made to the holders of either or both classes of shares.

FIFTH:  The principal office and place of business of the corporation shall be located in the County of St. Lawrence, Village of Gouverneur, and the State of New York, and the address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation is 29 Main Street, Gouverneur, New York.

SIXTH:  Its duration is to be perpetual.

SEVENTH:  No stockholder of this corporation shall have a pre-emptive right because of his stockholdings to have first offered to him any part of any stock of this corporation hereafter issued, optioned or sold, or any part of any debentures, bonds and securities of this corporation convertible into stock hereafter issued, optioned or sold by the corporation.  This provision shall operate to defeat pre-emptive rights in all stock and classes of stock now authorized and in all debentures, bonds, or securities of this corporation which may be convertible into stock, and also to defeat pre-emptive rights in any and all stock and classes of stock and securities convertible into stock, which this corporation may be hereafter authorized to issue by any amended certificate duly filed.  Thus, any and all of the stock of this corporation presently authorized and any and all debentures, bonds or securities of this corporation convertible into stock and any and all of the stock of this corporation which may hereafter be authorized may at any time be issued, optioned and contracted for sale, and/or sold and disposed of by direction of the directors of this corporation to such persons and upon such terms and conditions as may to the directors seem proper and advisable without first offering the sale of stock or securities or any part thereof to existing stockholders.

EIGHTH:  If any person, firm or corporation, hereinafter referred to as the Interested Person, or any person, firm or corporation controlling the Interested Person, controlled by the Interested Person, or under common control with the Interested Person, or any group which the Interested Person or any of the foregoing persons, firms or corporations are members, or any other group controlling the Interested Person, controlled by the Interested Person, or under common control with the Interested Person, owns, of record, or owns beneficially, directly or indirectly, more than 10 percent of any class of equity security of this Corporation, then any (i)

merger or consolidation of the Corporation with or into the Interested Person, (ii) sale, lease, exchange or other disposition of all or substantially all of the assets of this Corporation to the Interested Person, or (iii) any reclassification or recapitalization of securities of the Corporation if the effect, directly or indirectly, of such transaction is to increase the relative voting power of the Interested Person, may not be effected unless a meeting of the shareholders of this Corporation is held to act thereon and the votes of the holders of voting securities of this Corporation representing not less than 80 percent of the votes entitled to vote thereon vote in favor thereof.  As used herein, the term group includes persons, firms and corporations acting in concert, whether or not as a formal group, and the term equity security means any share or similar security; or any security convertible, with or without consideration, into such a security, or carrying any warrant to subscribe to or purchase such a security; or any warrant or right.  The aforementioned 80 percent vote requirement shall not apply to any merger or consolidation of the Corporation, or any sale, lease or exchange of all or substantially all of the assets of the Corporation or any reclassification or recapitalization which is approved by a majority of the Continuing Directors; such determination shall be made by a majority of the Continuing Directors even if such majority does not constitute a quorum of the members of the Board of Directors then in office.  For purposes of this Section, a “Continuing Director” shall mean a member of the Board of Directors who is not affiliated with the Interested Person and was a member of the Board of Directors prior to the time the Interested Person acquired the last shares of the equity securities of the Corporation needed to exceed ownership of 10 percent of the equity securities of the Corporation or a person recommended to succeed a Continuing Director by a majority of Continuing Directors.  The foregoing provision is in addition to the requirements of the New York State Business Corporation Law and may not be amended or repealed without an 80 percent vote of the shareholders of this Corporation.

NINTH:  The Board of Directors, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the Corporation, (b) merge or consolidate the Corporation with another corporation, or (c) purchase, lease or otherwise acquire all or substantially all of the property of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders, consider all of the following factors and any other factors it deems relevant:

(i)           the social and economic effects on the employees, customers, suppliers and other constituents of the Corporation and on the communities in which the Corporation operates or is located;

(ii)           whether the proposed transaction might violate federal or state laws; and

(iii)           not only the consideration being offered in the proposed transaction in relating to the then current market price for the outstanding capital stock of the Corporation, but also to the market price for the capital stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part and the Corporation’s future value as an independent entity.

TENTH:  The provisions of Section 912 of the Business Corporation Law shall apply to any business combination of the Corporation, notwithstanding that the Corporation does not have a class of voting stock registered with the Securities Exchange Commission pursuant to Section 12 of the Security Exchange Act of 1934.

ELEVENTH:  [Intentionally Omitted.]

TWELFTH:  Subject to the restrictions contained in Section 513 of the Business Corporation Law, the Corporation may redeem its Class A common shares from shareholders who are not active employees of the Corporation.  Such redemption shall be, in whole or in part, from those non-employee shareholders selected by the Board of Directors of the Corporation in their sole discretion.  The Corporation’s Class B common shares shall not be subject to redemption.  Shares redeemable under this Article shall be redeemed for cash at a price equal to the fair market value of such shares, as determined by an outside independent appraisal as of the close of business on the last day of the calendar quarter ending prior to the date of redemption.

IN WITNESS WHEREOF, the undersigned have executed and subscribed this Certificate this 17th day of January, 2008.

/S/ Bridget-ann Hart
Bridget-ann Hart, R.Ph., President

/S/ Warren D. Wolfson
Warren D. Wolfson, Secretary

RESTATED CERTIFICATE OF INCORPORATION

OF

KINNEY DRUGS, INC.

Under Section 807 of the Business Corporation Law

Warren D. Wolfson, Esq.
ALTMAN & WOLFSON, LLP
100 East Washington Street
Syracuse, New York  13202
(315) 425-7960